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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 23, 1996
                                (Date of Report)

                             COTELLIGENT GROUP, INC.
             (Exact name of registrant as specified in its charter)




    DELAWARE                       0-25372                      94-3173918

(State or other            (Commission File Number)            (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)

    101 California Street, Suite 2050
       San Francisco, California                                  94111
(Address of principal executive offices)                        (Zip Code)

                               (415) 439-6400
             (Registrant's telephone number, including area code)

                                    N/A

             (Former name, former address and former fiscal year,
                        if changed since last report)








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                        COTELLIGENT GROUP, INC. FORM 8-K
                        --------------------------------

                                      INDEX
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                                                                           Page
                                                                           ----
Item 5 - Other Events.....................................................  3

Signatures................................................................  4



































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ITEM 5 -- OTHER EVENTS


     Pursuant to contractual obligations with the sellers of businesses acquired by Cotelligent Group, Inc. the following information is released.

     Revenues and net income of Cotelligent Group, Inc. and Subsidiaries for the month ended July 31, 1996, were approximately $8.0 million and $212,000, respectively. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the month ended July 31, 1996 are not necessarily indicative of the results that may be expected for the three months ending September 30, 1996, or for the year ending March 31, 1997.
























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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    COTELLIGENT GROUP, INC.

August 23, 1996                           By:             /s/ DANIEL E. JACKSON
- ---------------                                     ----------------------------
Date                                                Daniel E. Jackson
                                                    Senior Vice President
                                                    and General Counsel






























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